        This document consists of 13 pages, of which this page is number 1. The Index to Exhibits is on page 9.

   As filed with the Securities and Exchange Commission on December 10, 1997.

                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                          CELTRIX PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                             94-3121462
        (State of Incorporation)        (I.R.S. Employer Identification No.)

                            3055 PATRICK HENRY DRIVE
                           SANTA CLARA, CA 95054-1814
                    (Address of principal executive offices)

                              ---------------------

                             1991 STOCK OPTION PLAN
                            (Full title of the Plan)

                              ---------------------

                                 Andreas Sommer
                      President and Chief Executive Officer
                          Celtrix Pharmaceuticals, Inc.
                            3055 Patrick Henry Drive
                           Santa Clara, CA 95054-1814
                                 (408) 988-2500
            (Name, address and telephone number of agent for service)

                              ---------------------

                                   Copies to:
                              EDMUND S. RUFFIN, JR.
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

-----------------------------------------------------------------------------------------------
                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                          Proposed     Proposed
                                                          Maximum      Maximum
                                                          Offering     Aggregate    Amount of
                                        Amount to be      Price Per    Offering    Registration
Title of Securities to be Registered    Registered(1)       Share       Price          Fee
-----------------------------------------------------------------------------------------------
1991 STOCK OPTION PLAN
  Common Stock,
  $0.01 par value...................   1,500,000 Shares   $ 2.0625 (2) $ 3,093,750   $ 1,066.81
-----------------------------------------------------------------------------------------------
    TOTAL (3)                          1,500,000 Shares                $ 3,093,750   $ 1,066.81




------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on December 9, 1997.

(3) Excludes all shares previously registered under Registrant's 1991 Stock Option Plan on Form S-8 (Registration No. 33-55482).

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3  INFORMATION INCORPORATED BY REFERENCE


        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        1. The Registrant's Annual Report on Form 10-K for the year ended March 31, 1997.

        2. The Registrant's definitive Proxy Statement dated July 21, 1997, filed with the Commission in connection with the September 9, 1997 Annual Meeting of Stockholders of the Registrant.

        3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997, respectively.

        4. The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 10 filed with the Commission on January 24, 1991.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4  DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

         The Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

         The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he was or is a director, officer, or employee of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant.

         The Registrant has entered or will enter into indemnification agreements with its directors and certain of its officers. The Registrant has purchased insurance on behalf of its officers and directors against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

Item 7.  Exemption from Registration Claimed.  Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number
         ------
           4.1       1991 Employee Stock Option Plan and form of related agreements.
           5.1       Opinion of Venture Law Group, a Professional Corporation.
          23.1       Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).
          23.2       Consent of Ernst & Young LLP, Independent Auditors.
          24.1       Powers of Attorney.(See page 8)

Item 9.  Undertakings.

        The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                           [Signature page to follow.]

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 10th day of December 1997.

                                        CELTRIX PHARMACEUTICALS, INC.



                                        By: /s/ ANDREAS SOMMER
                                            -----------------------------------
                                            Andreas Sommer, President and Chief
                                            Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andreas Sommer and Donald D. Huffman and each of them acting individually, as his attorney-in-fact, each with full power of substitution and resubstitution, and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                             Title                         Date
           ---------                             -----                         ----
/s/ ANDREAS SOMMER                President, Chief Executive Officer      December 10, 1997
-----------------------------     and Director (Principal
Andreas Sommer                    Executive Officer)

/s/ DONALD D. HUFFMAN             Vice President, Finance and             December 10, 1997
-----------------------------     Administration, Chief Financial
Donald D. Huffman                 Officer and Assistant Secretary
                                  (Principal Financial and
                                  Accounting Officer)

/s/ JAMES E. THOMAS               Chairman of the Board                   December 10, 1997
-----------------------------
James E. Thomas

/s/ HENRY E. BLAIR                Director                                December 10, 1997
-----------------------------
Henry E. Blair

/s/ BARRY M. SHERMAN              Director                                December 10, 1997
-----------------------------
Barry M. Sherman

                                INDEX TO EXHIBITS


 Exhibit                                                                             Page
 Number                                                                               No.
 ------                                                                               ---
   4.1*     1991 Employee Stock Option Plan and form of agreements.
   5.1      Opinion of Venture Law Group, a Professional Corporation.
  23.1      Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).
  23.2      Consent of Ernst & Young LLP, Independent Auditors.
  24.1      Powers of Attorney.(See page 8)

--------------------

* Incorporated by reference as filed with Registrant's Proxy Statement dated July 21, 1997.